EXHIBIT 99.1

RLI REPORTS FOURTH QUARTER AND YEAR-END 2021 RESULTS

PEORIA, ILLINOIS, January 26, 2022 – RLI Corp. (NYSE: RLI) – RLI Corp. reported fourth quarter 2021 net earnings of $95.3 million ($2.08 per share), compared to $83.8 million ($1.84 per share) for the fourth quarter of 2020. Operating earnings(1) for the fourth quarter of 2021 were $57.7 million ($1.26 per share), compared to $34.0 million ($0.75 per share) for the same period in 2020.

	Fourth Quarter		Year to Date
Earnings Per Diluted Share	2021	2020	2021	2020
Net earnings	$2.08	$1.84	$6.11	$3.46
Operating earnings (1)	$1.26	$0.75	$3.87	$2.59

(1)	See discussion below: Non-GAAP and Performance Measures.

Highlights for the quarter included:

•	Underwriting income(1) of $49.7 million on a combined ratio(1) of 80.7.
•	12% increase in gross premiums written.
•	Favorable development in prior years’ loss reserves, resulting in a $24.2 million net increase in underwriting income.
•	Special dividend of $2.00 per share, representing $90.6 million returned to shareholders.

Highlights for the year included:

•	Underwriting income(1) of $129.9 million on a combined ratio(1) of 86.8.
•	19% increase in gross premiums written.
•	Favorable development in prior years’ loss reserves, resulting in a $106.5 million net increase in underwriting income.
•	26th consecutive year of underwriting profit(1).
•	Book value per share of $27.14, an increase of 20% (inclusive of dividends) from year-end 2020.

“We are pleased to report excellent fourth quarter and year-end results,” said RLI Corp. President & CEO Craig Kliethermes. “Our focus on organic growth resulted in a 19% increase in gross premium and an 87 combined ratio for the year. For the quarter, light catastrophe activity and favorable reserve development drove positive underwriting results, and we benefitted from solid investment returns. In 2021, we achieved our 26th consecutive year of underwriting profit, and shared our success in the form of a $2 special dividend. The total capital returned to shareholders now exceeds $1.1 billion over the last ten years, a testament to our consistent financial performance.”

“Our accomplishments are a direct result of our underwriting discipline and the dedication of our talented employee owners. We believe our people and culture have been foundational to our success and will continue to play an important role in the long-term sustainability of our company. I want to thank our Chairman, Jon Michael, for his outstanding leadership as CEO of our organization over the past 20 years. It has been an honor to work with him, and I am humbled to carry on the vision and legacy of RLI’s founder, Jerry Stephens.”

Underwriting Income

RLI achieved $49.7 million of underwriting income in the fourth quarter of 2021 on an 80.7 combined ratio, compared to $27.0 million on an 88.0 combined ratio in 2020.

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For the year, RLI achieved $129.9 million of underwriting income on an 86.8 combined ratio, compared to $69.6 million on a 92.0 combined ratio in 2020. Results for both years include favorable development in prior years’ loss reserves, which resulted in a $106.5 million and $84.0 million net increase to underwriting income for 2021 and 2020, respectively. The favorable development in 2021 was partially offset by a $50.2 million net reduction to underwriting income for hurricane and storm losses, compared to $49.3 million in 2020.

The following table highlights underwriting income and combined ratios by segment for the year.

Underwriting Income (Loss)(1)			Combined Ratio(1)
(in millions)	2021	2020		2021	2020
Casualty	$95.5	$44.4	Casualty	84.9	92.2
Property	11.3	(3.2)	Property	95.1	101.7
Surety	23.1	28.4	Surety	80.0	74.8
Total	$129.9	$69.6	Total	86.8	92.0

(1)	See discussion below: Non-GAAP and Performance Measures.

Other Income

Net investment income for the quarter increased 7.7% to $17.9 million, compared to the same period in 2020. For the year ended December 31, 2021, net investment income was $68.9 million, compared to $67.9 million for the same period in 2020. The investment portfolio’s total return was 1.5% for the quarter and 4.7% for the year.

RLI’s comprehensive earnings were $78.2 million for the quarter ($1.71 per share), compared to $89.9 million ($1.97 per share) for the same quarter in 2020. Full-year comprehensive earnings were $220.5 million ($4.82 per share), compared to $213.3 million ($4.70 per share) in 2021. In addition to net earnings, comprehensive earnings (loss) included after-tax unrealized gains/(losses) from the fixed income portfolio.

Equity in earnings of Maui Jim, Inc. (Maui Jim), a producer of premium sunglasses, was $3.1 million for the quarter. Equity in earnings of Prime Holdings Insurance Services, Inc. (Prime), a specialty insurance company, was $5.3 million. Comparatively, for the fourth quarter of 2020, equity in earnings of unconsolidated investees from Maui Jim and Prime was ($1.1) million and $3.1 million, respectively. For the year ended December 31, 2021, equity in earnings of unconsolidated investees was $22.8 million from Maui Jim and $17.0 million from Prime, compared to $10.4 million and $10.8 million, respectively, for the prior year.

Special and Regular Dividends

On December 20, 2021, the company paid a special cash dividend of $2.00 per share and a regular quarterly dividend of $0.25 per share for a combined total of $101.9 million. RLI has paid dividends for 182 consecutive quarters and increased regular dividends in each of the last 46 years. Over the last 10 years, the company has returned $1.13 billion to shareholders and the regular quarterly dividend has grown an average of 5.2% per year.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (non-GAAP) financial measures in presenting the company’s results. Management believes that these non-GAAP measures further explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (GAAP). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and earnings per share (EPS) from operations consist of our GAAP net earnings adjusted by the net realized gains/(losses), net unrealized gains/(losses) on equity securities and taxes related thereto. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. A reconciliation of the operating earnings and EPS from operations to the comparable GAAP financial measures is included in the 2021 financial highlights below.

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Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

During the fourth quarter, the company’s A+ (Superior) financial strength rating was affirmed by AM Best Company for the company’s insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company.

At 10 a.m. central standard time (CST) tomorrow, January 27, 2022, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion at https://events.q4inc.com/attendee/214990165.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2020.

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by AM Best Company. RLI has paid and increased regular dividends for 46 consecutive years and delivered underwriting profits for 26 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Diefenthaler

Vice President, Chief Investment Officer & Treasurer

309-693-5846

Aaron.Diefenthaler@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

	Reserve Development and Catastrophe Losses, Net of Reinsurance
	Three Months Ended December 31,		Year Ended December 31,
(Dollars in millions, except per share amounts)	2021	2020	2021	2020
Favorable development in casualty prior years' reserves	$25.7	$25.4	$109.5	$76.0
Favorable development in property prior years' reserves	$-	$0.6	$8.4	$5.8
Favorable development in surety prior years' reserves	$3.2	$1.9	$5.8	$12.9

Net incurred losses related to:
2021 storms	$-	$-	$(25.0)	$-
2021 hurricanes	$-	$-	$(34.0)	$-
2020 and prior events(4)	$-	$(18.0)	$2.2	$(73.1)

	Operating Earnings Per Share
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Operating Earnings Per Share(1)	$1.26	$0.75	$3.87	$2.59

Specific items included in operating earnings per share:(2) (3)
Net favorable development in casualty prior years' reserves	$0.40	$0.40	$1.72	$1.15
Net favorable development in property prior years' reserves	$-	$-	$0.07	$0.05
Net favorable development in surety prior years' reserves	$0.02	$0.02	$0.03	$0.19

Net incurred losses related to:
2021 storms	$-	$-	$(0.37)	$-
2021 hurricanes	$-	$-	$(0.50)	$-
2020 and prior events(4)	$-	$(0.26)	$0.03	$(1.10)

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Includes incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.
(3)	Reserve development reflects changes from previously estimated losses.
(4)	Includes COVID-19 reserves established in 2020.

RLI CORP

2021 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,			Year Ended December 31,
SUMMARIZED INCOME STATEMENT DATA:	2021	2020	% Change	2021	2020	% Change
Net premiums earned	$257,919	$224,801	14.7%	$980,903	$865,747	13.3%
Net investment income	17,933	16,655	7.7%	68,862	67,893	1.4%
Net realized gains	11,780	3,330	NM	64,222	17,885	NM
Net unrealized gains on equity securities	35,732	59,665	(40.1)%	65,258	32,101	103.3%
Consolidated revenue	$323,364	$304,451	6.2%	$1,179,245	$983,626	19.9%
Loss and settlement expenses	101,028	103,065	(2.0)%	456,602	442,884	3.1%
Policy acquisition costs	84,794	73,002	16.2%	317,468	286,438	10.8%
Insurance operating expenses	22,403	21,691	3.3%	76,907	66,828	15.1%
Interest expense on debt	1,966	1,902	3.4%	7,677	7,603	1.0%
General corporate expenses	3,797	3,848	(1.3)%	13,330	10,265	29.9%
Total expenses	$213,988	$203,508	5.1%	$871,984	$814,018	7.1%
Equity in earnings of unconsolidated investees	7,653	1,874	NM	37,060	20,233	83.2%
Earnings before income taxes	$117,029	$102,817	13.8%	$344,321	$189,841	81.4%
Income tax expense	21,745	19,012	14.4%	64,967	32,750	98.4%
Net earnings	$95,284	$83,805	13.7%	$279,354	$157,091	77.8%

Other comprehensive earnings (loss), net of tax	(17,078)	6,129	NM	(58,888)	56,219	NM
Comprehensive earnings	$78,206	$89,934	(13.0)%	$220,466	$213,310	3.4%

Operating earnings(1):
Net earnings	$95,284	$83,805	13.7%	$279,354	$157,091	77.8%
Less:
Realized gains	(11,780)	(3,330)	NM	(64,222)	(17,885)	NM
Income tax on realized gains	2,474	699	NM	13,487	3,756	NM
Unrealized gains on equity securities	(35,732)	(59,665)	(40.1)%	(65,258)	(32,101)	103.3%
Income tax on unrealized gains on equity securities	7,503	12,531	(40.1)%	13,703	6,741	103.3%
Operating earnings	$57,749	$34,040	69.7%	$177,064	$117,602	50.6%

Return on Equity:
Net earnings				23.2%	15.1%
Comprehensive earnings				18.3%	20.5%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	45,730	45,565		45,712	45,376

Net earnings per share	$2.08	$1.84	13.0%	$6.11	$3.46	76.6%
Less:
Realized gains	(0.26)	(0.07)	NM	(1.40)	(0.39)	NM
Income tax on realized gains	0.05	0.02	150.0%	0.30	0.08	NM
Unrealized gains on equity securities	(0.77)	(1.32)	(41.7)%	(1.44)	(0.71)	102.8%
Income tax on unrealized gains on equity securities	0.16	0.28	(42.9)%	0.30	0.15	100.0%
EPS from operations(1)	$1.26	$0.75	68.0%	$3.87	$2.59	49.4%

Comprehensive earnings per share	$1.71	$1.97	(13.2)%	$4.82	$4.70	2.6%

Cash dividends per share - ordinary	$0.25	$0.24	4.2%	$0.99	$0.95	4.2%
Cash dividends per share - special	$2.00	$1.00	100.0%	$2.00	$1.00	100.0%

Net Cash Flow provided by Operations	$104,464	$100,015	4.4%	$384,905	$263,259	46.2%

(1)	See discussion above: Non-GAAP and Performance Measures.

NM = Not Meaningful

RLI CORP

2021 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	December 31,	December 31,
	2021	2020	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income, at fair value	$2,409,887	$2,196,626	9.7%
(amortized cost - $2,346,267 at 12/31/21)
(amortized cost - $2,061,467 at 12/31/20)
Equity securities, at fair value	613,776	524,006	17.1%
(cost - $324,501 at 12/31/21)
(cost - $293,190 at 12/31/20)
Other invested assets	50,501	54,232	(6.9)%
Cash and cash equivalents	88,804	62,217	42.7%
Total investments and cash	$3,162,968	$2,837,081	11.5%

Premiums and reinsurance balances receivable	167,279	174,628	(4.2)%
Ceded unearned premiums	130,916	113,488	15.4%
Reinsurance balances recoverable on unpaid losses	608,086	443,729	37.0%
Deferred policy acquisition costs	103,553	88,425	17.1%
Property and equipment	52,161	51,406	1.5%
Investment in unconsolidated investees	171,311	128,382	33.4%
Goodwill and intangibles	53,562	53,719	(0.3)%
Other assets	58,466	47,627	22.8%
Total assets	$4,508,302	$3,938,485	14.5%

Unpaid losses and settlement expenses	$2,043,555	$1,750,049	16.8%
Unearned premiums	680,444	586,386	16.0%
Reinsurance balances payable	42,851	42,265	1.4%
Funds held	89,773	81,747	9.8%
Income taxes - deferred	83,509	80,235	4.1%
Long-term debt	199,676	149,489	33.6%
Accrued expenses	98,274	75,925	29.4%
Other liabilities	40,859	36,411	12.2%
Total liabilities	$3,278,941	$2,802,507	17.0%
Shareholders' equity	1,229,361	1,135,978	8.2%
Total liabilities & shareholders' equity	$4,508,302	$3,938,485	14.5%

OTHER DATA:
Common shares outstanding (in 000's)	45,289	45,143

Book value per share	$27.14	$25.16	7.9%
Closing stock price per share	$112.10	$104.15	7.6%

Statutory surplus	$1,240,649	$1,121,592	10.6%

RLI CORP

2021 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended December 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2021

Gross premiums written	$213,563		$91,270		$32,396		$337,229
Net premiums written	163,796		68,443		29,166		261,405
Net premiums earned	165,822		63,444		28,653		257,919
Net loss & settlement expenses	82,820	49.9%	18,281	28.8%	(73)	-0.3%	101,028	39.2%
Net operating expenses	61,737	37.3%	25,179	39.7%	20,281	70.8%	107,197	41.5%
Underwriting income (loss)(1)	$21,265	87.2%	$19,984	68.5%	$8,445	70.5%	$49,694	80.7%

2020

Gross premiums written	$196,118		$74,227		$30,239		$300,584
Net premiums written	146,623		54,718		28,506		229,847
Net premiums earned	147,884		48,605		28,312		224,801
Net loss & settlement expenses	72,107	48.8%	26,961	55.5%	3,997	14.1%	103,065	45.8%
Net operating expenses	53,753	36.3%	20,950	43.1%	19,990	70.6%	94,693	42.2%
Underwriting income (loss)(1)	$22,024	85.1%	$694	98.6%	$4,325	84.7%	$27,043	88.0%

Twelve Months Ended December 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2021

Gross premiums written	$871,584		$347,866		$127,904		$1,347,354
Net premiums written	674,709		262,816		120,008		1,057,533
Net premiums earned	633,639		231,837		115,427		980,903
Net loss & settlement expenses	311,627	49.2%	129,924	56.0%	15,051	13.0%	456,602	46.5%
Net operating expenses	226,493	35.7%	90,613	39.1%	77,269	67.0%	394,375	40.3%
Underwriting income (loss)(1)	$95,519	84.9%	$11,300	95.1%	$23,107	80.0%	$129,926	86.8%

2020

Gross premiums written	$749,409		$268,769		$118,254		$1,136,432
Net premiums written	583,244		196,603		112,241		892,088
Net premiums earned	569,521		183,720		112,506		865,747
Net loss & settlement expenses	322,099	56.6%	111,356	60.6%	9,429	8.4%	442,884	51.2%
Net operating expenses	202,995	35.6%	75,546	41.1%	74,725	66.4%	353,266	40.8%
Underwriting income (loss)(1)	$44,427	92.2%	$(3,182)	101.7%	$28,352	74.8%	$69,597	92.0%

(1)	See discussion above: Non-GAAP and Performance Measures.